                                                                     Exhibit 4.4

                              AMENDMENT NO. 1 TO
                 INVESTOR RIGHTS AGREEMENT, WAIVER AND CONSENT

          THIS AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT, WAIVER AND CONSENT, dated as of March 28, 2000 (this "Agreement"), is by and among
                                   ---------
AmericasDoctor.com, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and the undersigned, for themselves and on behalf of
               -------
each of the Investors (as defined in the Investor Rights Agreement (as hereinafter defined)).

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Company and certain stockholders of the Company are parties to that certain Investor Rights Agreement, dated as of January 6, 2000 (the "Investor Rights Agreement"); and
      -------------------------

          WHEREAS, the Company contemplates entering into an equity financing with certain of the undersigned; and

          WHEREAS, it is a condition to the consummation of such equity financing that the Company and the undersigned enter into this Agreement, which will amend the Investor Rights Agreement as hereinafter provided; and

          WHEREAS, Section 3.4 of the Investor Rights Agreement grants to each of the Investors a right of first refusal to purchase all or any part of such investor's pro rata share of New Securities (as defined therein); and

          WHEREAS, Section 5(c) of the Investor Rights Agreement provides that the Investors (as defined therein) holding at least 66 2/3% of the Securities (as defined therein) (on an as-converted basis) then held by the Investors may amend and waive the Investor Rights Agreement; and

          WHEREAS, the undersigned Investors own at least 66 2/3% of the Securities (on an as-converted basis) presently held by the Investors; and

          WHEREAS, the parties desire to enter into this Agreement on the terms hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     Section 1.  Definitions.  Terms used but not defined in this Agreement are
                 -----------
used as defined in the Investor Rights Agreement.

     Section 2.  Amendments.  The Investor Rights Agreement is hereby amended as
                 ----------
follows:

     (a) Section 1 of the Investor Rights Agreement is hereby amended by adding the following definitions:

          "LHC Director" shall have the meaning set forth in Section 2.1 of this
           ------------
Agreement.

          "Merger Agreement" shall mean the Agreement and Plan of Merger, dated
           ----------------
     as of January 6, 2000, among the Company, AmericasDoctor.com, Inc. and ARC Merger Sub-1, Inc.

          "Purchase Offer" shall have the meaning ascribed to it in Section
           --------------
     3.5(a) of this Agreement.

          "Purchase Offeror" shall have the meaning ascribed to it in Section
           ----------------
     3.5(a) of this Agreement.

          "Regulated Holder" shall mean any Investor and its Affiliates which,
           ----------------
     as of the date on which such Investor became a party to this Agreement, are subject to the provisions of the Bank Holding Company Act of 1956, as amended (including Regulation Y thereunder).

          "Selling Investor" shall have the meaning ascribed to it in Section
           ----------------
     3.5(a) of this Agreement.

          "Series A-6 Preferred Stock" shall mean the Series A-6 Preferred
           --------------------------
     Stock, par value $.001 per share, of the Company, and any security issued or issuable with respect to any Series A-6 Preferred Stock upon conversion thereof in accordance with its terms or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          "Series A-7 Preferred Stock" shall mean the Series A-7 Preferred
           --------------------------
     Stock, par value $.001 per share, of the Company, and any security issued or issuable with respect to any Series A-7 Preferred Stock upon conversion thereof in accordance with its terms or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     (b) The definition of "Investor Group One" in Section 1 of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "Investor Group One Director" shall have the meaning set forth in
           ---------------------------
     Section 2.1 of this Agreement.

     (c) The definition of "Securities" in Section 1 of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "Securities" shall mean shares of (i) any Class A Common Stock
           ----------
     (except, other than as to shares of Class A Common Stock issued upon conversion of shares of Preferred Stock, in the case of Premier Research Worldwide, Ltd.), Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, or Series A-7 Preferred Stock of the Company held by the Investors immediately prior to the date hereof or any series of Preferred Stock purchased or acquired (by exchange, conversion or otherwise) by the Investors after the date hereof, (ii) any Class A Common Stock of the Company issued or issuable upon conversion of any of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, Series A-5 Preferred Stock, Series A-6 Preferred Stock, or Series A-7 Preferred Stock or any Preferred Stock purchased or acquired (by exchange, conversion or otherwise) by the Investors after the date hereof, and (iii) any Class A Common Stock of the Company issued or issuable with respect to any of the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     (d) Section 2.1 of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

     "From and after the effective time of this Agreement until the provisions of this Section 2 cease to be effective pursuant to Section 2.7, each Investor shall vote all Securities owned by such Investor or over which such Investor has voting control and shall take all other necessary or desirable actions within such Investor's control (whether in such Investor's capacity as a stockholder, director, member of a committee of the Board of Directors of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable action within its control (including, without limitation, calling special meetings of the Board of Directors or the stockholders of the Company), so that:

               (a) The authorized number of directors on the Board shall be established and remain at no less than nine directors.

               (b) The following individuals shall be elected to the Board of Directors of the Company:

                    (i)  one representative (the "Investor Group One Director")
                                                  --------------------------
     designated by the holders of the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series A-3 Preferred Stock (collectively, "Investor
                                                                        --------
     Group One");
     ---------

                    (ii) one representative (the "Investor Group Two Director")
                                                  ---------------------------
     designated by the holders of the Series A-4 Preferred Stock and the Series A-5 Preferred Stock (collectively, "Investor Group Two");
                                         ------------------

                    (iii)  one representative (the "LHC Director") designated by
                                                    -----------
          LHC Corporation, Inc.; provided it continues to hold shares of Series A-6 Preferred Stock;

                    (iv)   the Chief Executive Officer of the Corporation;

                    (v)    the Chairman of the Board of the Corporation;

                    (vi) two persons who shall be physicians that are associated with the investigative research sites of the Company; and

                    (vii)  two persons who shall be Independent Directors."

     (e) Sections 2.4 through 2.6 of the Investor Rights Agreement are hereby deleted and replaced with the following:

          2.4  In the event that any Investor Group One Director, Investor
     Group Two Director or LHC Director ceases to serve as a director during his or her term of office, the resulting vacancy on the Board of Directors shall be filled by a representative designated by the Investor(s) that initially designated the departing director.

          2.5 If Investor Group One, Investor Group Two or LHC Director fails to designate a representative to fill a directorship pursuant to the terms of this Section 2, the individual previously holding such directorship shall be elected to such position, or if such individual has been removed as a director or fails or declines to serve, the vacancy shall be filled with an individual designated by holders of a majority of the Securities then held by the Investor(s); provided that the Investor(s) shall vote to remove such individual if the party which failed to designate such directorship so directs.

          2.6 The Company will permit a representative of each of The CIT Group/Equity Investments, Inc., Charter Growth Capital, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P. and Charter Growth Capital Co-Investment Fund, L.P. to attend all meetings of its Board of Directors in a non-voting observer capacity and, in this respect, shall provide such representatives copies of all notices, minutes, consents and other material that it provides to its directors; provided, however, that
                                                       --------  --------
     the Company reserves the right to exclude such representatives from access to any material or meeting or portion thereof if the Company reasonably believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

          2.7 The rights and requirements under this Section 2 shall terminate at the closing of a Public Offering."

     (f) The first clause of Section 3.1 of the Investor Rights Agreement is hereby amended and restated to read in its entirety as follows:

          "The Company will furnish the following reports to each Investor so long as, except with respect to Charter Growth Capital, L.P., Charter Growth Capital Co-Investment Fund, L.P., Delphi Ventures IV, L.P., Delphi BioInvestments IV, L.P. and The CIT Group/Equity Investments, Inc., such Investor (or its Affiliates) holds Securities having the right to vote generally representing at least five percent 5% of the voting power of the Company:"

     (g) Section 3.4(a) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "New Securities" shall mean any capital stock of the Company, whether
           --------------
     now authorized or not, and rights, options or warrants to purchase shares of capital stock of the Company, and securities of any type whatsoever that are, or may become, convertible into shares of capital stock of the Company; provided that the term "New Securities" does not include (i) securities issued at or after the date hereof pursuant to the Merger Agreement or any of the other agreements contemplated thereby or executed in connection therewith; (ii) securities issued or issuable upon the conversion of any Securities or exercise of any Warrants; (iii) securities issued or issuable upon conversion of, or as a dividend or distribution on, any shares of Preferred Stock; (iv) securities issued or issuable upon conversion of, in lieu of, or as a substitute for, the Class B Common Stock; (v) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act; (vi) securities issued in connection with any borrowings, direct or indirect, from financial institutions, insurance companies or other lending institutions regularly engaged in the business of lending money or lease financing by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided that such borrowings are approved by a majority of the non-employee directors on the Board of Directors; (vii) securities issued to or in connection with an acquisition, consolidation, combination, merger or similar transaction approved by a majority of the non-employee directors on the Board of Directors; (viii) not more than 3,000 shares of Common Stock issued to each newly contracted investigative site or Persons affiliated therewith; (ix) shares of Common Stock issued pursuant to any options or warrants outstanding as of the date of this Agreement; (x) securities issued to a director, officer or employee of, or consultant to, the Company or its Subsidiaries directly or pursuant to any employment, bonus or consulting agreement, or pension, profit sharing, deferred compensation, stock bonus, retirement, stock purchase, phantom stock, restricted stock, option or other plan or any other employee stock incentive program existing or outstanding as of the date of this Agreement or to the extent such arrangements are approved by the Compensation Committee of the Board of Directors or a majority of the non-employee directors on the Board of Directors after the date of this Agreement or (xi) securities issued to a Regulated Holder pursuant to the terms and conditions of this Agreement."

     (h) A new subsection (d) is hereby added to Section 3.4 of the Investor Rights Agreement, which subsection (d) reads as follows:

          (d) In the event any Regulated Holder has the right to purchase any Securities pursuant to this Section 3.4, but is prohibited from exercising such right under applicable law, upon written request of such Regulated Holder, the Company shall, subject to any legal or contractual restrictions, use commercially reasonable efforts to as promptly as practicable issue and sell to such Regulated Holder securities that do not have voting rights but which otherwise have substantially the same terms as such Securities and which are convertible into or exercisable for voting securities on such conditions as may be reasonably requested by the Regulated Holder in light of regulatory considerations then-prevailing (an "Equivalent Non-Voting Security"), for the price and on such other terms as
      ------------------------------
     are specified in the Sale Notice."

     (i) A new Section 3.5 to the Investor Rights Agreement that reads as follows is hereby added to the Investor Rights Agreement and the existing Sections 3.5 through 3.16 of the Investor Rights Agreement are hereby sequentially re-numbered:

          3.5  Co-Sale Rights.  (a)  Should any Investor (the "Selling
               --------------                                  -------
     Investor") propose to accept one or more bona fide offers (collectively,
     --------
     the "Purchase Offer") from any person(s) other than the Company (a
          --------------
     "Purchase Offeror") to purchase Securities, then the Selling Investor shall
     -----------------
     notify the Company and each other Investor of the material terms and conditions of such Purchase Offer within five (5) business days of the receipt thereof.

          (b) The Company shall have the right, exercisable upon written notice to the Selling Investor and the other Investors within ten (10) business days after receipt of the notice of the Purchase Offer, to purchase all or any part of the Securities covered by the Purchase Offer. If the Company declines to exercise its purchase right, it shall so notify the Selling Investor and the other Investors within the above-referenced 10-business day period. If the Company has not exercised its right to purchase all of the Securities covered by the Purchase Offer, each Investor (other than the Selling Investor) shall have the right, exercisable upon written notice to the Selling Investor and the Company within five (5) business days after the receipt of the Company's notice as to whether or not it elected to purchase any of the Securities, to purchase all or any part of such Investor's pro rata portion (as defined below) of the Securities covered by the Purchase Offer (that are not being repurchased by the Company). An Investor's "pro rata portion," for purposes of this Section 3.5, is equal to the product obtained by multiplying (i) the aggregate number of shares of Class A Common Stock covered by the Purchase Offer (assuming conversion of any Securities covered by the Purchase Offer convertible into shares of Class A Common Stock) by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock of the Company at the time held by such Investor (assuming conversion of any Securities convertible into shares of Class A Common Stock) and the denominator of which is the aggregate number of shares of Class A Common Stock then outstanding (assuming conversion of any Securities convertible into shares of Class A Common Stock). If any Investor fails to fully elect to purchase such Investor's pro rata share pursuant to this Section 3.5, the Company shall give notice of such failure to the Investors who did so elect. Such notice may be made either in writing or orally, if confirmed in writing within three (3) business days. The Investors receiving such notice shall have five (5) business days from the date of such notice to agree to purchase their pro rata share of the unpurchased portion. This right of over-allotment shall exist solely with respect to the Investors herein and may not be assigned by any of them to any person other than an Affiliate, including any subsequent holder of the Securities. If the Company and the non-selling Investors do not collectively elect to purchase all of the Securities covered by the Purchase Offer, then neither the Company nor any non-selling Investor shall have any right to purchase any of such Securities pursuant to this Section 3.5(b) and the Selling Investor shall, subject to Section 3.5(c) below, have the right to sell such Securities to the Purchase Offeror on the terms and conditions set forth in the Purchase Offer for a period of 90 days following the last date on which an Investor could elect to purchase such Securities pursuant to this Section 3.5(b). Following such 90-day period, the Selling Investor must again comply with the terms of this Section 3.5 with respect to any Purchase Offer.

          (c) Each Investor that does not exercise its right of first refusal as set forth in Section 3.5(b) above shall have the right, exercisable upon written notice to the Selling Investor within fifteen (15) business days after receipt of the notice of the Purchase Offer, to participate in the Selling Investor's sale of Securities on the same terms and conditions as apply to the Purchase Offer. To the extent one or more Investors exercise such right of participation, the number of Securities that the Selling Investor may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of each Investor shall be subject to the following terms and conditions:

               (i) Each Investor may sell all or any part of that number of Securities equal to the product obtained by multiplying (i) the aggregate number of shares of Class A Common Stock covered by the Purchase Offer (assuming conversion of any Securities convertible into Class A Common Stock) by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock of the Company at the time held by such Investor (assuming conversion of any Securities convertible into shares of Class A Common Stock) and the denominator of which is the aggregate number of shares of Class A Common Stock then outstanding (assuming conversion of any Securities into shares of Class A Common Stock).

               (ii) If any Investor fails to elect fully to participate in such sale pursuant to this Section 3.5(c), the Selling Investor shall give notice of such failure to the Investors who did so elect. Such notice may be made either in writing or orally, if confirmed in writing within three (3) business days. The Participants shall have five (5) business days from the date such notice was given to agree to sell their pro rata share of the unsold Investor portion. For the purposes of this paragraph (ii), an Investor's pro rata share shall be the ratio of (x) the number of shares of Class A Common Stock held by such Investor (assuming conversion of any Securities convertible into Class A Common Stock) to (y) the total number of shares of Class A Common Stock held by the Selling Investor and by the other Investors participating in the sale (assuming conversion of any Securities convertible into Class A Common Stock).

               (iii) Each Investor may participate in the sale by delivering to the Selling Investor for transfer to the Purchase Offeror one or more certificates, free and clear of any lien, claim or encumbrance, properly endorsed for transfer, which represent.

                      (A) the number of shares of Class A Common Stock that such Investor elects to sell pursuant to this Section 3.5(c); or

                      (B) that number of Securities that is at such time convertible into the number of shares of Class A Common Stock that such Investor elects to sell pursuant to this Section 3.5(c); provided, however, that if the Purchase Offeror objects to the delivery of such Securities in lieu of Class A Common Stock, such Investor may convert and deliver Class A Common Stock as provided in subparagraph (c)(iii)(A) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the Purchase Offeror.

     (d) The stock certificate or certificates that the other Investor(s) delivers to the Selling Investor pursuant to Section 3.5(c) shall be transferred by the Selling Investor to the Purchase Offeror in consummation of the sale of the Securities pursuant to the terms and conditions specified in the Section 3.5(a) notice to the Company and the Investors, and the Selling Investor shall promptly thereafter remit to such Investor(s) that portion of the sale proceeds to which such Investor(s) are entitled by reason of participation in such sale. To the extent that any Purchase Offeror prohibits such assignment or otherwise refuses to purchase shares from an Investor exercising its participation rights hereunder in accordance with the terms hereof, the Selling Investor shall not sell to such Purchase Offeror any Securities unless and until, simultaneously with such sale, the Selling Investor shall purchase such shares from such Investor on the same terms and conditions.

     (e) The right of first refusal of the Company and the Investors and participation rights of the Investors pursuant to this Section 3.5 shall not apply to (i) any pledge of Securities made by an Investor pursuant to a bona fide loan transaction with a bank or other institutional or commercial lender, (b) any transfer to an Affiliate of such Investor; provided that
     (A) the Investor shall inform the Company and the other Investors in writing of such pledge, transfer or gift prior to effecting it and (ii) the pledgee or transferee shall furnish the Company and the other Investors with its written agreement to be bound by and comply with all the provisions of this Agreement applicable to the Investors.

     (f) In the event any Regulated Holder has the right to purchase any Securities pursuant to this Section 3.5, but is prohibited from exercising such right under applicable law, such Regulated Holder may assign such right to the Company, and upon such assignment the Company shall, subject to any legal or contractual requirements, use commercially reasonable efforts to purchase such Securities and, at the written request of such Regulated Holder as promptly as is practicable, either (i) use commercially reasonable efforts to purchase such Securities and sell to such Regulated Holder such Securities or (ii) use commercially reasonable efforts to sell to such Regulated Holder Equivalent Non-Voting Securities, in each such case for the price and on such other terms as are specified in the notice referred to in Section 3.5(a) above."

     (j) Section 3.14, now Section 3.15, of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          3.15  Small Business Concern.  The Company represents and warrants to
                ----------------------
     the Investors that, as of January 6, 2000, the Company, taken together with its "affiliates" (as that term is defined in 13 C.F.R. Section 121.103), was a "Small Business Concern" within the meaning of 15 U.S.C. Section 662(5), that is Section 103(5) of the Small Business Investment Act of 1958, amended (the "SBIA"), and the regulations thereunder, including 13
                         ----
     C.F.R. Section 107, and met the applicable size eligibility criteria set forth in 13 C.F.R. Section 121.301(c)(1) or the industry standard covering the industry in which the Company is primarily engaged as set forth in 13 C.F.R. Section 121.301(c)(2). Neither the Company nor any of its Subsidiaries presently engages in any activities for which a small business investment company is prohibited from providing funds by the SBIA, including 13 C.F.R. Section 107.

     (k) Section 3.18, now Section 3.19, of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "Termination.  The covenants and agreements of the Company and the
           -----------
     Investors contained in Sections 3.1, 3.2, 3.4 through 3.9 and 3.11 through
     3.18 shall terminate upon a Public Offering."

     (l) A new subsection (j) is hereby added to Section 5 of the Investor Rights Agreement, which subsection (j) reads as follows:

          (j)  (i)  Notwithstanding any other provision of this Agreement to the contrary, except as provided in this Section 5(j), the Company shall not, without complying with the requirements of the immediately following sentence, except as otherwise required by the provisions of its Amended and Restated Certificate of Incorporation, as amended and in effect on March 22, 2000 (the "Certificate of Incorporation"), directly or indirectly,
                    ----------------------------
     redeem, repurchase, purchase or otherwise acquire, convert, or take any other action (including any amendment to its Certificate of Incorporation or Amended and Restated By-laws, as amended and in effect on March 22, 2000 (the "Bylaws")) with respect to the voting rights of, or undertake any
           ------
     other action or transaction (including any merger, consolidation or recapitalization) affecting, any voting equity securities of the Company if the result of the foregoing would be to cause the ownership of any class of voting equity securities of the Company then held by such Regulated Holder to exceed the percentage or other amount of such class of voting securities of the Company that such

Regulated Holder is permitted to own under applicable law (any such action or transaction being hereinafter referred to as a "Restricted Transaction"). If the
                                                ----------------------
Company proposes to undertake any action or transaction which could reasonably be expected to constitute a Restricted Transaction, it shall provide each Regulated Holder at least fifteen (15) days prior written notice thereof and, if in the written opinion of counsel to any Regulated Holder delivered within ten
(10) days following receipt of such notice, such action or transaction constitutes a Restricted Transaction with respect to such Regulated Holder, then the Company shall (A) delay undertaking such Restricted Transaction for the purpose of using its commercially reasonable efforts to agree on a manner in which to restructure such action or transaction in a manner reasonably satisfactory to the Company and such Regulated Holder so that it no longer would constitute a Restricted Transaction or (B) undertake such Restricted Transaction and enable, or cause to be enabled, such Regulated Holder (X) to receive in connection with any such action or transaction a number of Equivalent Non-Voting Securities equal to the number of voting securities it would otherwise have received as a result of such action or transaction or (Y) if such Regulated Holder would not otherwise receive voting securities in connection with such action or transaction, to exchange a number of the voting securities then held by such Regulated Holder equal to the excess of the percentage or other amount of such voting securities that such Regulated Holder is permitted to own under applicable law for an equal number of Equivalent Non-Voting Securities, all in a manner that is reasonably acceptable to such Regulated Holder.

     (ii) If (A) it becomes unlawful for any Regulated Holder to continue to hold some or all of the Securities held by it or (B) restrictions are imposed on any Regulated Holder by applicable law which, in the reasonable judgment of such Regulated Holder, make it unduly burdensome to continue to hold such Securities, the Company shall, upon written request of such Regulated Holder, use commercially reasonable efforts to (X) cooperate with such Regulated Holder in any efforts of such Regulated Holder to dispose of some or all of such Securities in a prompt and orderly manner or (Y) take commercially reasonable steps (including to cause its Certificate of Incorporation and/or Bylaws to be amended) to create and issue to such Regulated Holder in exchange for Securities then held by such Regulated Holder an equivalent number of Equivalent Non-Voting Securities.

     (iii) If any Regulated Holder (A) becomes able to hold a greater percentage or other amount of voting securities of the Company than presently permitted under applicable law or (B) wishes to transfer any non-voting Securities held by it to a third person, the Company shall, upon written request of such Regulated Holder, use commercially reasonable efforts to (X) cooperate with such Regulated Holder in any efforts of such Regulated Holder to dispose of some or all of such non-voting Securities held by such Regulated Holder in a prompt and orderly manner or (Y) take commercially reasonable steps (including to cause its Certificate of Incorporation and/or Bylaws to be amended) to create and issue to such Regulated Holder in exchange for such non-voting Securities then held by such Regulated Holder an equivalent number of shares of securities that have voting rights but that otherwise are substantially the same as such

     Securities (an "Equivalent Voting Security"); provided, however, that this
                  -----------------------------    --------  -------
     clause (iii) shall only apply to non-voting Securities that were issued to such Regulated Holder in lieu of or in exchange for voting Securities solely by virtue of such Regulated Holder's status as a Regulated Holder."

     (m) Annex A to the Investor Rights Agreement is hereby amended and restated in its entirety to read as Annex A attached to this Agreement.

     Section 3.  Joinder of Parties.  The parties hereto agree that each of LHC
                 ------------------
Corporation, Charter Growth Capital, L.P., Charter Growth Capital Co-Investment Fund, L.P., CGC Investors, L.P., The CIT Group/Venture Capital, Inc., Delphi Ventures IV, L.P. and Delphi BioInvestments IV, L.P. shall be a party to the Investor Rights Agreement, as amended by this Agreement, and shall be considered an "Investor" thereunder, and that each such party shall be entitled to the rights and benefits and subject to the duties and obligations of an Investor and a holder of Securities thereunder, as fully as if such parties had been original signatories thereto in such capacities.

     Section 4.  Consent.  For all purposes of the Investor Rights Agreement,
                 -------
including, without limitation, Section 5(c) thereof, the undersigned, on behalf of themselves and the other Investors, consent to the amendments and joinder of parties set forth in this Agreement.

     Section 5.  Waiver.  For purposes of Section 3.4 of the Investor Rights
                 ------
Agreement, the undersigned hereby waive, on behalf of themselves and the other Investors, the Investors' right of first refusal to purchase any shares of Series A-7 Preferred Stock, any Equivalent Non-Voting Securities and any Equivalent Voting Securities issued and sold by the Company to any Regulated Holder or transferee thereof on the date hereof or hereafter pursuant to the terms of this Agreement, as amended, and the Company's obligation to notify the Investors of any such issuance and sale.

     Section 6.  Counterparts.  This Agreement may be executed in multiple
                 ------------
counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement.

     Section 7.  Descriptive Headings.  The descriptive headings in this
                 --------------------
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 8.  Continuing Effect.  This Agreement shall not constitute an
                 -----------------
amendment or waiver of any other provision of the Investor Rights Agreement except as expressly set forth above, and the Investor Rights Agreement shall otherwise remain in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              AMERICASDOCTOR.COM, INC.

                              By:   /s/ David R. Adamoli
                                    ----------------------------------
                              Name: David R. Adamoli
                                    ----------------------------------
                              Its:  President
                                    ----------------------------------

                              LHC CORPORATION


                              By:   /s/ Brian J. Geiger
                                    ----------------------------------
                              Name: Brian J. Geiger
                                    ----------------------------------
                              Its:  President
                                    ----------------------------------

                              CHARTER GROWTH CAPITAL, L.P.
                              By:  CGC Partners, L.P., its general partner


                              By:   /s/ Barr Dolan
                                    ----------------------------------
                              Name: Barr Dolan
                              Its:  General Partner

                              CHARTER GROWTH CAPITAL
                              CO-INVESTMENT FUND, L.P.
                              By:  CGC Partners, L.P., its general partner


                              By:   /s/ Barr Dolan
                                    ----------------------------------
                              Name: Barr Dolan
                              Its:  General Partner


                              CGC INVESTORS, L.P.
                              By:  CGC Partners, L.P., its general partner


                              By:   /s/ Barr Dolan
                                    ----------------------------------
                              Name: Barr Dolan
                              Its:  General Partner

                              THE CIT GROUP/EQUITY INVESTMENTS, INC.


                              By:   /s/ Mark VanderVeen
                                    -----------------------------------
                              Name: Mark VanderVeen
                                    -----------------------------------
                              Its:  Vice President

                              GALEN PARTNERS III, L.P.
                              By:  Claudius L.L.C.


                              By:   /s/ Zubeen Shroff
                                    -----------------------------------
                              Name: Zubeen Shroff
                                    -----------------------------------
                              Its:  Senior Managing Member


                              GALEN PARTNERS INTERNATIONAL III, L.P.
                              By:  Claudius L.L.C.

                              By:   /s/ Zubeen Shroff
                                    -----------------------------------
                              Name: Zubeen Shroff
                                    -----------------------------------
                              Its:  Senior Managing Member

                              GALEN EMPLOYEE FUND III, L.P.
                              By:  Wesson Enterprises, Inc.

                              By:   /s/ Bruce F. Wesson
                                    -----------------------------------
                              Name: Bruce F. Wesson
                                    -----------------------------------
                              Its:  President

                              DELPHI VENTURES III, L.P.
                              By:  Delphi Management Partners, L.L.C.
                                   General Partner

                              By:   /s/ Donald J. Lothrup
                                    -----------------------------------
                              Name: Donald J. Lothrup
                                    -----------------------------------
                              Its:  Managing Member

                              DELPHI BIOINVESTMENTS III, L.P.
                              By:  Delphi Management Partners, L.L.C.
                                   General Partner

                              By:   /s/ Donald J. Lothrup
                                    ----------------------------------
                              Name: Donald J. Lothrup
                                    ----------------------------------
                              Its:  Managing Member

                              DELPHI VENTURES IV, L.P.

                              By:  Delphi Management Partners, L.L.C.
                                   General Partner

                              By:   /s/ Donald J. Lothrup
                                    ----------------------------------
                              Name: Donald J. Lothrup
                                    ----------------------------------
                              Its:  Managing Member

                              DELPHI BIOINVESTMENTS IV, L.P.
                              By:  Delphi Management Partners, L.L.C.
                                   General Partner

                              By:   /s/ Donald J. Lothrup
                                    ----------------------------------
                              Name: Donald J. Lothrup
                                    ----------------------------------
                              Its:  Managing Member

                              TULLIS-DICKERSON CAPITAL FOCUS II, L.P.

                              By: Tullis Dickerson Partners II, L.L.C., its general partner

                              By:   /s/ Thomas P. Dickerson
                                    ----------------------------------
                              Name: Thomas P. Dickerson
                                    ----------------------------------
                              Its:  President
                                    ----------------------------------

                              TD ORIGEN CAPITAL FUND, L.P.
                              By: TD II Regional Partners, Inc., its general partner

                              By:   /s/ Thomas P. Dickerson
                                    ----------------------------------
                              Name: Thomas P. Dickerson
                                    ----------------------------------

                              Its:  President
                                    ---------

                              TD JAVELIN CAPITAL FUND, L.P.
                              By:  JVP, L.P., its general partner
                              By:  JVP, Inc., its general partner

                              By:   /s/ Thomas P. Dickerson
                                    -------------------------------
                              Name: Thomas P. Dickerson
                                    -------------------------------
                              Its:  President
                                    -------------------------------

                              PREMIER RESEARCH WORLDWIDE, LTD.

                              By:   /s/ John. R. Bauer
                                    -------------------------------
                              Name: John R. Bauer
                                    -------------------------------
                              Its:  Chief Financial Officer
                                    -------------------------------

                                                                         ANNEX A

LHC Corporation
501 Silverside Road
Silverside Carr Executive Center
Suite 14
Wilmintgon, DE  19089-1375

Charter Growth Capital, L.P.
525 University Avenue, Suite 1500
Palo Alto, CA 94301

Charter Growth Capital Co-Investment Fund, L.P.
525 University Avenue, Suite 1500
Palo Alto, CA 94301

CGC Investors, L.P.
525 University Avenue, Suite 1500
Palo Alto, CA 94301

The CIT Group/Equity Investments, Inc.
650 CIT Drive
Livingston, NJ  07039
Attention: Scott M. Schneiderman
Fax: (973) 740-5555

With a copy to:

Schulte Roth & Zabel LLP
900 Third Avenue
New York, NY  10022
Attention: Eleazer N. Klein
Fax: (212) 593-5955

Galen Partners III, L.P.
610 Fifth Avenue, 5th Floor
Rockefeller Center
New York, NY 10020

Galen Partners International III, L.P.
610 Fifth Avenue, 5th Floor
Rockefeller Center
New York, NY 10020

Galen Employee Fund III, L.P.
610 Fifth Avenue, 5th Floor
Rockefeller Center
New York, NY 10020

Delphi Ventures III, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025

Delphi BioInvestments III, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025

Delphi Ventures IV, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025

Delphi BioInvestments IV, L.P.
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA 94025

Hambrecht & Quist California
One Bush Street
San Francisco, CA 94104

H&Q Affiliated Research Investors, L.P.
One Bush Street
San Francisco, CA 94104

Hambrecht & Quist Employee Venture Fund, L.P. II
One Bush Street
San Francisco, CA 94104

Tullis-Dickerson Capital Focus II, L.P.
One Greenwich Plaza, Third Floor
Greenwich, CT 06830
Fax: (203) 629-9293

With a copy to:

Law Offices of Gloria Skigen
One Greenwich Plaza
Third Floor
Greenwich, CT 06830
Fax: (230) 861-2498

TD Origen Capital Fund, L.P.
150 Washington Avenue
Suite 201
Santa Fe, NM 87501
Fax: (505) 982-7008

With a copy to:

Law Offices of Gloria Skigen
One Greenwich Plaza
Third Floor
Greenwich, CT 06830
Fax: (203) 861-2498

TD Javelin Capital Fund, L.P.
2850 Cahaba Road
Suite 240
Birmingham, AL 35223
Fax: (205) 870-4822

With a copy to:

Law Offices of Gloria Skigen
One Greenwich Plaza
Third Floor
Greenwich, CT 06830
Fax: (203) 861-2498

GE Capital Equity Investments, Inc.
120 Long Ride Road
Stamford, CT 06927

Premier Research Worldwide, Ltd.
124 South 15th Street
Philadelphia, PA 19102